                                   EXHIBIT 11

                 Helene Curtis Industries, Inc. and Subsidiaries
                       COMPUTATIONS OF EARNINGS PER SHARE
                  (Dollars in thousands, except per-share data)


                                           For the Three Months              For the Nine Months
                                            Ended November 30,                Ended November 30,
                                        -------------------------          -------------------------
                                           1994            1993              1994             1993
                                        ----------     ----------          ----------     ----------
Primary earnings per share:

   Net earnings                         $    3,363     $    2,777          $   11,396     $    6,496
                                        ----------     ----------          ----------     ----------
                                        ----------     ----------          ----------     ----------
   Weighted average number of
     shares outstanding:
       Common and Class B
        Common Shares                    9,442,298      9,443,445           9,443,181      9,417,164
       Common stock equivalents             83,200         15,970              43,423         64,337
                                        ----------     ----------          ----------     ----------

        Total                            9,525,498      9,459,415           9,486,604      9,481.501
                                        ----------     ----------          ----------     ----------
                                        ----------     ----------          ----------     ----------

   Primary earnings per share           $      .35     $      .30          $     1.20     $      .69
                                        ----------     ----------          ----------     ----------
                                        ----------     ----------          ----------     ----------


Fully diluted earnings per share:

   Net earnings                         $    3,363     $    2,777          $   11,396     $    6,496
                                        ----------     ----------          ----------     ----------
                                        ----------     ----------          ----------     ----------

   Weighted average number of
     shares outstanding:
       Common and Class B
        Common Shares                    9,442,298      9,443,445           9,443,181      9,417,164
       Common stock equivalents             81,219         14,490              49,771         36,257
                                        ----------     ----------          ----------     ----------

        Total                            9,523,517      9,457,935           9,429,952      9,453,421
                                        ----------     ----------          ----------     ----------
                                        ----------     ----------          ----------     ----------


   Fully diluted earnings per share     $      .35     $      .29          $     1.20     $      .69
                                        ----------     ----------          ----------     ----------
                                        ----------     ----------          ----------     ----------


Note:
Fully diluted amounts are not included on the face of the consolidated statements of earnings because they differ from primary earnings per share by less than 3%.


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